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                                                                 EXHIBIT 10.1(B)










                         ORTHO-PREFEST(TM) CO-PROMOTION

                                    AGREEMENT

                                     BETWEEN

                             WOMEN FIRST HEALTH CARE

                                       AND

                        ORTHO-MCNEIL PHARMACEUTICAL, INC.






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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS...........................................................................................       1

         1.1      "Affiliate"....................................................................................       1
         1.2      "Contraceptive Product"........................................................................       1
         1.3      "Co-Promotion".................................................................................       1
         1.4      "Detail" (or "Details" and "Detailing")........................................................       2
         1.5      "Detail Report"................................................................................       2
         1.6      "Effective Date"...............................................................................       2
         1.7      "Executive Committee"..........................................................................       2
         1.8      "HRT Product"..................................................................................       2
         1.9      "Initial PREFEST Physicians"...................................................................       2
         1.10     "Joint Marketing Committee" or "JMC"...........................................................       2
         1.11     "Marketing Plan"...............................................................................       2
         1.12     "Medical Education Program"....................................................................       2
         1.13     "Net Sales"....................................................................................       2
         1.14     "ORTHO-PREFEST(TM)"............................................................................       3
         1.15     "ORTHO Sales Force"............................................................................       3
         1.16     "Prescribing Physicians".......................................................................       3
         1.17     "Primary Position".............................................................................       3
         1.18     "Primary Presentation".........................................................................       3
         1.19     "Revised PREFEST Physicians"...................................................................       3
         1.20     "Sales Message"................................................................................       3
         1.21     "Non-Targeted Prescribing Physicians"..........................................................       3
         1.22     "Term".........................................................................................       3
         1.23     "Territory"....................................................................................       3
         1.24     "Trademarks"...................................................................................       3
         1.25     "WFHC Called-on Physicians"....................................................................       3
         1.26     "WFHC Sales Force".............................................................................       4

ARTICLE II. TERMINATION, GRANTS AND RESTRICTIONS.................................................................       4

         2.1      Termination....................................................................................       4
         2.2      Grant..........................................................................................       4
         2.3      Retained Rights................................................................................       4
         2.4      Non Compete....................................................................................       4

ARTICLE III. STRATEGY/COORDINATION OF ACTIVITIES.................................................................       5

         3.1      Strategy.......................................................................................       5
         3.2      Committees.....................................................................................       5
         3.3      Joint Marketing Committee......................................................................       5
         3.4      Executive Committee............................................................................       6

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ARTICLE IV. PROMOTION AND DETAILING..............................................................................       6
         4.1      Co-Promotion...................................................................................       6
         4.2      WFHC's Details.................................................................................       7
         4.3      Sales Force....................................................................................       7
         4.4      Detail Reports.................................................................................       7
         4.5      Co-Promotion Audit of Performance..............................................................       7

ARTICLE V. ROLES AND OBLIGATIONS OF THE PARTIES REGARDING ORTHO-PREFEST(TM)......................................       7

         5.1      ORTHO's Roles and Obligations..................................................................       7
         5.2      WFHC'S Roles and Obligations...................................................................       9

ARTICLE VI. COMPENSATION.........................................................................................       9

         6.1      ORTHO-PREFEST(TM) Call Compensation 2000.......................................................       9
         6.2      ORTHO-PREFEST(TM) Royalty......................................................................      10
         6.3      Incentive Plan.................................................................................      11
         6.4      Launch Meeting Costs...........................................................................      11
         6.5      Audit..........................................................................................      11
         6.6      Objections.....................................................................................      11
         6.7      Overdue Payments...............................................................................      11
         6.8      Netting........................................................................................      12

ARTICLE VII. SAMPLING PROGRAM....................................................................................      12

         7.1      Samples........................................................................................      12
         7.2      Compliance with Law............................................................................      12

ARTICLE VIII. MEDICAL EDUCATION..................................................................................      12

         8.1      New Programs...................................................................................      12
         8.2      Indemnification................................................................................      12

ARTICLE IX. REPRESENTATION, WARRANTIES AND COVENANTS.............................................................      13

         9.1      FDA Approval...................................................................................      13
         9.2      Labeling.......................................................................................      13
         9.3      Manufacture....................................................................................      13
         9.4      WFHC Sales Force...............................................................................      13

ARTICLE X. INDEMNIFICATION.......................................................................................      13

         10.1     ORTHO and WFHC.................................................................................      13
         10.2     ORTHO..........................................................................................      13
         10.3     Procedure......................................................................................      14
         10.4     Insurance......................................................................................      14
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ARTICLE XI. CONFIDENTIALITY......................................................................................      14

         11.1     Confidential Information.......................................................................      14
         11.2     Retention of Confidential Information..........................................................      15
         11.3     Prior Notice...................................................................................      15

ARTICLE XII. TRADEDRESS AND PACKAGING............................................................................      15

         12.1     Trademark......................................................................................      15

ARTICLE XIII. TERM-TERMINATION...................................................................................      16

         13.1     Initial Term...................................................................................      16
         13.2     Option to Terminate............................................................................      16
         13.3     Termination for Event of Default...............................................................      16
         13.4     Effect of Termination..........................................................................      17

ARTICLE XIV. INTELLECTUAL PROPERTY RIGHTS........................................................................      17

         14.1     Rights.........................................................................................      17
         14.2     Infringement...................................................................................      17

ARTICLE XV. DISPUTE RESOLUTION...................................................................................      18

         15.1     Initial Resolution.............................................................................      18

ARTICLE XVI. MISCELLANEOUS.......................................................................................      18

         16.1     Independent Contractor.........................................................................      18
         16.2     Notice.........................................................................................      18
         16.3     Force Majeure..................................................................................      19
         16.4     Assignment.....................................................................................      19
         16.5     Modification...................................................................................      19
         16.6     Waivers........................................................................................      19
         16.7     Governing Law..................................................................................      20
         16.8     Public Disclosure..............................................................................      20
         16.9     Performance by Affiliates......................................................................      20
         16.10    Entire Agreement...............................................................................      20
         16.11    Limitation of Liability........................................................................      20
         16.12    Binding Agreement..............................................................................      20
         16.13    Severability...................................................................................      20
         16.14    Captions.......................................................................................      21
         16.15    Survival.......................................................................................      21
         16.16    Counterparts...................................................................................      21
         16.17    Remedies Not Exclusive.........................................................................      21
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                    ORTHO-PREFEST(TM) CO-PROMOTION AGREEMENT

             This ORTHO-PREFEST(TM) Co-Promotion Agreement ("Agreement"), by and between ORTHO-MCNEIL PHARMACEUTICAL, INC., a Delaware corporation ("ORTHO"), and WOMEN FIRST HEALTHCARE, INC., a Delaware corporation ("WFHC") is made effective as of September 30, 2000.

                                    RECITALS

             WHEREAS, ORTHO and WFHC entered into a Co-Promotion Agreement dated May 27, 1999 (the "Original Agreement") to co-promote ORTHO-PREFEST(TM), ORTHO TRI-CYCLEN(R) and ORTHO-ELODOSE(TM);

             WHEREAS, ORTHO and WFHC, entered into a First Amendment to Co-Promotion Agreement dated May 27, 2000 ("First Amendment") eliminating from the Original Agreement the right of WFHC to co-promote ORTHO Oral Contraceptive Products, particularly ORTHO TRI-CYCLEN(R), and ORTHO-ELODOSE(TM);


             WHEREAS, ORTHO and WFHC desire to terminate the Original Agreement and the First Amendment, under the terms and conditions as recited herein.

             NOW, THEREFORE, in consideration of the covenants and promises contained in this Agreement ORTHO and WFHC agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

             For the purpose of this Agreement, the following terms shall have the following meanings:

        1.1 "AFFILIATE" means, with respect to a Party, a trust, business, joint venture, partnership, corporation, association or is an executive officer or director of, or any other person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is owned by or under common ownership with a Party. For purposes of this definition, the term "controls" (including its correlative meanings and the terms "owned by" and "under common ownership with") means the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of a corporation or other entity or comparable equity interest in any other type of entity.

        1.2 "CONTRACEPTIVE PRODUCT" means any prescription pharmaceutical product useful in preventing contraception in a human female.

        1.3 "CO-PROMOTION" means the promotion of a Product through ORTHO's and WFHC's respective sales forces in the Territory under a single Trademark.



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        1.4 "DETAIL" (OR "DETAILS" AND "DETAILING") means, with respect to
ORTHO-PREFEST(TM), the activity undertaken by a sales representative during a face-to-face sales call on physicians or other health care professionals with prescribing authority to provide information on the use, safety, effectiveness, contraindications, side effects, warnings and other relevant characteristics of ORTHO-PREFEST(TM), in a fair and balanced manner consistent with the requirements of the Food, Drug and Cosmetic Act, including, but not limited to, the regulations of 21 CFR Part 202, and using, as necessary or desirable, labeling or promotional materials, in an effort to increase physician prescribing preferences of ORTHO-PREFEST(TM), but excluding sample drops, mentions and incidental contacts.

        1.5 "DETAIL REPORT" means the monthly report submitted by WFHC to ORTHO described in Section 4.4.

        1.6 "EFFECTIVE DATE" means September 30, 2000.

        1.7 "EXECUTIVE COMMITTEE" the president of ORTHO and a Vice President of Sales and Marketing for ORTHO and Mr. Edward Calesa (currently chairman of
WFHC), with the responsibilities as described in Article 3.

        1.8 "HRT PRODUCT" means any prescription estrogen or estrogen and progestin combination product useful as hormone replacement therapy in a human female.

        1.9 "INITIAL PREFEST PHYSICIANS" means physicians on a list of 22,000 Prescribing Physicians targeted to be Detailed by WFHC during the first and second calendar quarters of 2000.

        1.10 "JOINT MARKETING COMMITTEE" OR "JMC" means the working group, as described in Section 3.3, that is responsible for managing the day-to-day administrative and operational activities related to the Co-Promotion of ORTHO-PREFEST(TM).

        1.11 "MARKETING PLAN" means the Marketing Plan that was in effect as of the Effective Date under the Original Agreement.

        1.12 "MEDICAL EDUCATION PROGRAM" means the medical education program described in Section 8.1.

        1.13 "NET SALES" means the amount invoiced by WFHC or its sublicensees for sales of ORTHO-PREFEST(TM) to a third party in the Territory, less estimates which will be adjusted to actual on a periodic basis of: (i) discounts, including cash discounts, discounts to managed care or similar organizations or government organizations, rebates paid, credit, accrued or actually taken, including government rebates such as Medicaid chargebacks or rebates, and retroactive price reductions or allowances actually allowed or granted from the billed amount, and commercially reasonable and customary fees paid to distributors (other than to a distributor that is an Affiliate of WFHC), (ii) credits or allowances actually granted upon claims, rejections or returns of such sales of ORTHO-PREFEST(TM), including recalls, regardless of WFHC requesting such recalls and (iii) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates, charge-backs, and refunds.



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        1.14 "ORTHO-PREFEST(TM)" means ORTHO's ORTHO-PREFEST(TM) brand, in all dosage forms and package configurations.

        1.15 "ORTHO SALES FORCE" means the sales force of ORTHO Detailing ORTHO-PREFEST(TM).

        1.16 "PRESCRIBING PHYSICIANS" means those physicians and nurse practitioners in the field of women's health care, including, but not limited to, OB/GYN physicians and primary care physicians with prescribing authority in the Territory who appear on a target list to be determined as recited in Sections 1.9 and 1.19.

        1.17 "PRIMARY POSITION" means the presentation of ORTHO-PREFEST(TM) by WFHC's Sales Force in the first position during the Detailing of Prescribing Physicians.

        1.18 "PRIMARY PRESENTATION" means a Detail during which a sales representative delivers the Sales Message.

        1.19 "REVISED PREFEST PHYSICIANS" means physicians on a list of 16,000 Prescribing Physicians targeted to be Detailed by WFHC during the 3rd and 4th calendar quarters of 2000. The parties agree that this list was provided to Tim Markey of ORTHO in an electronic mail message dated September 7, 2000 sent by Daniel Relovsky of WFHC.

        1.20 "SALES MESSAGE" means the sales presentation on a given Product in which at least the core message providing the main features and benefits of ORTHO-PREFEST(TM) is conveyed, which core message is the message that is agreed upon by the JMC (as defined in the Original Agreement) for each sales representative to use when making a sales presentation to a Prescribing Physician.

        1.21 "NON-TARGETED PRESCRIBING PHYSICIANS" means those physicians who are other than the Initial PREFEST Physicians.

        1.22 "TERM" means the period of time commencing September 30, 2000 and ending December 31, 2000, unless terminated sooner hereunder.

        1.23 "TERRITORY" shall mean the United States of America, the District of Columbia and Puerto Rico.

        1.24 "TRADEMARKS" means all trademarks, trade names, brand names, logos and designs, whether registered or not, used during the Term in connection with the identification, promotion, marketing or sale of ORTHO-PREFEST(TM).

        1.25 "WFHC CALLED-ON PHYSICIANS" means those Initial PREFEST Physicians and nurse practitioners identified in the WFHC called-on list by name and Medical Education Number (ME number) to be Detailed by WFHC.

        1.26 "WFHC SALES FORCE" means the sales force of WFHC Detailing ORTHO-PREFEST(TM).



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                                   ARTICLE II.
                      TERMINATION, GRANTS AND RESTRICTIONS

        2.1 TERMINATION. The Parties agree that the Original Agreement and the First Amendment are terminated as of the Effective Date of this Agreement and shall be of no further force or effect, including without limitation any restrictions contained in Section 2.3 of the Original Agreement (as amended by the First Amendment) with respect to WFHC's competitive activities beyond the Term (as defined and used in the Original Agreement and the First Amendment). From and after the Effective Date until the end of the Term, the Co-Promotion of ORTHO-PREFEST(TM) by WFHC and ORTHO shall be conducted under the terms of this Agreement.

        2.2 GRANT. Subject to the terms and conditions of this Agreement, including but not limited to the rights reserved to ORTHO herein, ORTHO grants to WFHC the right to Co-Promote and Detail ORTHO-PREFEST(TM) in the Territory to Prescribing Physicians, as described in Article IV.

        2.3 RETAINED RIGHTS.

                (a) In addition to those rights that ORTHO retains under Section
                4.1 with respect to Co-Promoting and Detailing the ORTHO-PREFEST(TM) to Prescribing Physicians, ORTHO retains all rights to the ORTHO-PREFEST(TM) not expressly granted herein.

                (b) Except as specifically provided herein, nothing in this Agreement shall be construed or implied as a grant, assignment or transfer to either Party of a license or other right of any kind under any patent, Trademark or other intellectual property right owned or controlled by the other Party. ORTHO, as the originator of ORTHO-PREFEST(TM), will retain full and sole control and ownership over ORTHO-PREFEST(TM) and all existing and future patents, Trademarks, regulatory approvals and other rights connected with ORTHO-PREFEST(TM).

        2.4 NON COMPETE. WFHC shall not market, promote, distribute or sell any Contraceptive Product or HRT Product indicated and approved for human consumption in the Territory, other than ORTHO-EST(R) and ORTHO-PREFEST(TM) during the Term and for a period of three months immediately thereafter; provided, however, that WFHC may promote an estrogen-only patch product or another product that is other than a Contraceptive Product or HRT Product through the WFHC Sales Force in only the second or third call position during a Detail if such product(s) is defined in the call plan for its sales representatives and such call plan is not changed more than four times per year, and further provided that as of January 1, 2001, WFHC may promote ORTHO-EST(R) and/or ESCLIM and/or any other non-competitive, non-Contraceptive Product and non-HRT product in the first position. WFHC may, however, promote such estrogen patch product or any Contraceptive Product through a sales force that is independent from the WFHC Sales Force at anytime and in any position it so desires. Notwithstanding the foregoing, in the event that this Agreement is terminated by WFHC under Section 13.3, the restrictions set forth in this
Section 2.4 shall terminate and be of no further force or effect.



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                                  ARTICLE III.
                       STRATEGY/COORDINATION OF ACTIVITIES

        3.1 STRATEGY. The Parties agree that the most efficient strategy to achieve the objectives of their cooperation is through the Co-Promotion of ORTHO-PREFEST(TM), using a centrally coordinated marketing approach, a single Trademark, and packaging and promotional literature as set forth in the Marketing Plan.

             Upon reasonable consultation with WFHC, the Joint Marketing Committee, and the Executive Committee, ORTHO shall have sole discretion in determining the marketing strategy for ORTHO-PREFEST(TM) in the Territory, including but not limited to the budget for promoting ORTHO-PREFEST(TM), product positioning, education programs, Sales Message and Phase IV studies. In addition, ORTHO shall be responsible for the preparation of Marketing Plans for ORTHO-PREFEST(TM).

        3.2 COMMITTEES. For the purpose of implementing and coordinating the Parties' promotional activities in the Territory and the related expenditures, the Parties established a Joint Marketing Committee and an Executive Committee under the Original Agreement, which committees are hereby established under this Agreement. Each Party shall bear its own costs and expenses associated with its participation in the JMC and Executive Committee.

        3.3 JOINT MARKETING COMMITTEE.

                (a) FORMATION. The JMC shall consist of 2-4 members from each Party, with the members being representatives from the Parties' respective sales and marketing departments. ORTHO shall select one of its members to serve as chairperson of the JMC. Either Party may appoint, substitute or replace members of the JMC upon prior written notice to the other Party.

                (b) DECISION MAKING. All decisions of the JMC shall be made by a majority vote of the members. In the event the JMC cannot reach a mutual decision and is deadlocked on any matter to be decided by the JMC, the chairperson shall have the right to cast the deciding vote and render a decision on the matter. Either Party, however, may appeal any decision to the Executive Committee.

                (c) FUNCTION. The JMC shall be responsible, among other things, for:

                        (i) reviewing and commenting on the Marketing Plan;

                        (ii) implementing and supporting the Marketing Plan and managing the day-to-day administrative and operational activities related to the Co-Promotion of ORTHO-PREFEST(TM);

                        (iii) coordinating the activities of each Party with respect to the Co-Promotion of ORTHO-PREFEST(TM) in the Territory; and

                        (iv) selecting vendors.

                (d) MEETINGS. No meetings of the JMC will take place during the Term of this Agreement, unless requested by ORTHO.

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        3.4 EXECUTIVE COMMITTEE.

                (a) FORMATION. The Executive Committee shall consist of those people on the Committee under the CO-PROMOTION AGREEMENT as of the Effective Date hereof. ORTHO and WFHC may substitute or replace its members on the Executive Committee upon prior written notice to the other. Any replacement or substitute member shall be a person having a functionally equivalent position within that Party to that of the person replaced or substituted. WFHC may not substitute its member who is listed in
                Section 1.7, except in the case of the death, disability, or termination of employment, provided such is replaced with an individual in a functionally equivalent position at WFHC, or unless agreed to in advance in writing by ORTHO.

                (b) FUNCTION. The Executive Committee is responsible for:

                        (i) providing the leadership required to ensure the optimal performance of the JMC;

                        (ii) reviewing and commenting on the Marketing Plan; and

                        (iii) addressing and deciding all matters referred to it by the JMC.

                (c) MEETINGS. No meetings of the Executive Committee shall take place during the term of this Agreement, unless requested by ORTHO.

                (d) DECISION MAKING. All decisions of the Executive Committee shall be made by a majority vote of the members. If a majority of the Executive Committee cannot reach a decision on a given matter, the ORTHO representatives shall have the right to render a decision on the matter. Other than as provided above, ORTHO retains ultimate authority with respect to all strategic matters involving or relating to ORTHO-PREFEST(TM).

                                   ARTICLE IV.
                             PROMOTION AND DETAILING

        4.1 CO-PROMOTION. ORTHO and WFHC agree to deploy their respective WFHC Sales Force and ORTHO Sales Force in an effort to Co-Promote and Detail ORTHO-PREFEST(TM) in accordance with the terms and conditions of this Agreement and the Marketing Plan then in effect. In conducting such Co-Promotion and Detailing, ORTHO and WFHC shall comply with all applicable laws and use reasonable commercial efforts consistent with accepted pharmaceutical industry business practices (including, but not limited to, the relevant American Medical Association Guidelines). No Party shall be required to undertake any activity under this Agreement which it believes, in good faith, may violate any applicable law.



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        4.2 WFHC'S DETAILS. During the Term, WFHC shall deploy the WFHC Sales
Force to Detail and Co-Promote ORTHO-PREFEST(TM) to Revised PREFEST Physicians in the Territory as set forth in Section 4.3.

        4.3 SALES FORCE. All Detailing required under Section 4.2 shall be (a) done by regular, full-time members of WFHC's Sales Force, (b) of a quality equivalent to that provided by WFHC to product lines it is currently promoting and (c) directed exclusively to the total coverage of Prescribing Physicians targeted in the Marketing Plan. WFHC shall be solely responsible for the cost and expense of fulfilling its Detailing obligations including, but not limited to salaries, travel, materials, training.

        4.4 DETAIL REPORTS.WFHC, 30 days after each month, will provide to ORTHO on an electronic tape a record of its Detailing activity by physician and "rollable" to their territory, district and regional configuration. This file will provide information on all calls to physicians, including the detail position of ORTHO-PREFEST(TM) presented by WFHC and samples that were left. A territory, zip code file of the WFHC alignment should be provided. Once submitted to ORTHO the Detail Report may not be revised by WFHC and the payments described in Section 6.1 shall be based on the information contained in the Detail Report, subject, however, to revisions (if any) to the Detail Report from an audit under Section 6.5.

        4.5 CO-PROMOTION AUDIT OF PERFORMANCE.

                (a) ORTHO shall have the right to review and audit WFHC's call reporting records during regular business hours to confirm satisfaction of the obligations set out in this Article IV where there is a substantial difference between WFHC's call reporting records and the records of the IMS auditing service or other pharmaceutical industry call reporting service utilized by ORTHO hereunder. If, after such review, the Parties are unable to agree as to the results of ORTHO's audit, ORTHO may demand a verification of any certification by audit of WFHC's call reporting system to be conducted by a mutually agreed upon auditor.

                (b) In addition, ORTHO representatives may attend local and national sales meetings and training meetings of WFHC. Moreover, ORTHO representatives may accompany WFHC sales representatives to monitor their performance. Furthermore, ORTHO may audit WFHC's Detailing performance using Fast Tape or some other commercially available service or product.

                                   ARTICLE V.
                      ROLES AND OBLIGATIONS OF THE PARTIES
                           REGARDING ORTHO-PREFEST(TM)

        5.1 ORTHO'S ROLES AND OBLIGATIONS.

                (a) PRODUCT. As between the Parties, ORTHO shall have the sole right and responsibility to manufacture, label, distribute and sell the ORTHO-PREFEST(TM) and to establish and modify the terms and conditions with respect to the sale of ORTHO-PREFEST(TM), including, without limitation, the price at which ORTHO-PREFEST(TM) will be sold, any discount applicable to payments or receivables, and the like. All sales of Products will be booked by ORTHO.



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                (b) MEDICAL INQUIRIES. ORTHO shall respond to all medical
                questions or inquiries relating to ORTHO-PREFEST(TM) directed to each Party's respective sales force, unless such question or inquiry can be answered by reference to the FDA approved labeling and package insert. ORTHO shall designate a medical liaison to whom WFHC shall instruct the WFHC Sales Forces to direct medical questions or inquiries relating to ORTHO-PREFEST(TM)

                (c) GOVERNMENTAL CONTACT. WFHC shall notify ORTHO's regulatory affairs department upon being contacted by the FDA or any state drug regulatory agency or any comparable governmental agency in the Territory with respect to any regulatory purpose pertaining to the use of ORTHO-PREFEST(TM) by Prescribing Physicians. ORTHO shall also be responsible for maintaining the registration of ORTHO-PREFEST(TM), obtaining and maintaining the authorization and/or ability to market ORTHO-PREFEST(TM) in the Territory, and for initiating and/or responding to all contacts with the FDA and other regulatory agencies in the Territory relating to ORTHO-PREFEST(TM). ORTHO shall retain responsibility for communicating with all government agencies and satisfying all requirements regarding maintenance of approvals to market ORTHO-PREFEST(TM) in the United States; provided, however, that WFHC may respond to any agency's inquiry regarding ORTHO-PREFEST(TM) if and only if (a) in the reasonable opinion of WFHC's counsel, such response is necessary to comply with the requirements of any law, governmental order or regulation, and
                (b) WFHC has requested the agency to direct the inquiry to ORTHO instead of WFHC, and such agency has refused such request; but in any such event, unless in the considered opinion of WFHC's counsel there is a legal prohibition against doing so, WFHC shall immediately notify ORTHO of such agency's inquiry and of WFHC's intention to make such response. ORTHO shall be permitted to accompany WFHC to any meeting with such agency, take part in any such communications and receive copies of all such communications.

                (d) REGULATORY DISPUTES/LAWSUITS. ORTHO shall retain exclusive authority and responsibility for handling, in any manner it deems appropriate, any disputes or lawsuits with any regulatory agency regarding the regulatory status of ORTHO-PREFEST(TM).

                (e) PROMOTIONAL MATERIALS. ORTHO shall provide WFHC with all required sales and promotional materials in accordance with the Marketing Plan then in effect. ORTHO shall provide WFHC with prompt notice of, and copies of, any changes in the label or labeling, or in the advertising, sales or promotional and training materials relating to ORTHO-PREFEST(TM), or of any significant programs that may affect the marketing, sale or distribution of ORTHO-PREFEST(TM) to Prescribing Physicians.


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

                (f) ADVERSE REACTION REPORTING. ORTHO shall retain exclusive authority and responsibility for the handling of any adverse drug experience (as defined in 21 CFR 314.80) reported to ORTHO involving ORTHO-PREFEST(TM), including the filing with the FDA of any such reports that it receives directly from third parties or WFHC. ORTHO shall provide WFHC's Regulatory Department with copies of the periodic adverse drug experience reports, submitted to the FDA pursuant to 21 CFR 314.80(c)(2), at about the time of submission to the FDA. ORTHO shall promptly notify WFHC of any adverse drug experience report or series of adverse drug experiences that may affect the labeling of ORTHO-PREFEST(TM) or the use thereof in the Field.

        5.2 WFHC'S ROLES AND OBLIGATIONS.

                (a) PROMOTION. WFHC shall, consistent with customary pharmaceutical business practices and all applicable laws, rules and regulations, train, deploy, motivate (through appropriate incentives), and direct the WFHC Sales Force to Co-Promote and Detail ORTHO-PREFEST(TM) to Prescribing Physicians using promotional and sales materials supplied by ORTHO in accordance with the Marketing Plan or as otherwise decided by the Executive Committee and implemented by the JMC. WFHC may supplement the ORTHO promotional and sales materials with its own, only if approved in writing by ORTHO in advance. Moreover, any information including but not limited to information communicated via the Internet and scientific publications mentioning ORTHO-PREFEST(TM) (i) by name, (ii) by describing ORTHO-PREFEST(TM) or (iii) via an Internet link to ORTHO-PREFEST(TM), which WFHC intends to publish, disclose or otherwise distribute, must be approved in writing in advance by ORTHO.

                (b) ORDERS. WFHC is not authorized to solicit or accept sales orders for ORTHO-PREFEST(TM). If, for any reason, WFHC should receive sales orders for ORTHO-PREFEST(TM), WFHC shall promptly forward such orders to ORTHO as soon as practicable.

                                   ARTICLE VI.
                                  COMPENSATION

        6.1 ORTHO-PREFEST(TM) CALL COMPENSATION 2000. The Parties agree that no compensation is due to WFHC under the Original Agreement. ORTHO shall compensate WFHC for all activities under the Original Agreement and this Agreement as set forth herein. For calendar year 2000, ORTHO will compensate WFHC as follows:

                (a) for the 1st and 2nd calendar quarters of 2000, ORTHO will pay WFHC $55 per Detail in the Primary Position of ORTHO-PREFEST
                (TM) to Initial PREFEST Physicians,

                (b) for the 3rd and 4th calendar quarters of 2000, ORTHO will pay WFHC $55 per Detail in the Primary Position of ORTHO-PREFEST(TM) to Revised PREFEST Physicians, provided that the maximum Details for which WFHC will be compensated in the 3rd and 4th calendar quarters of 2000 will be no more than 26,250 Details per calendar quarter over the Term; and

                (c) for the 1st and 2nd calendar quarters of 2000, ORTHO will pay WFHC $40 per Detail of ORTHO-PREFEST(TM) in the Primary Position to 50% of the Non-Targeted Prescribing Physicians actually Detailed.

             Payments under Sections 6.1(a) and (c) shall be made within 15 days of the Effective Date. Payments under Section 6.1(b) will be made on a monthly basis by ORTHO to WFHC 60 days after the end of the month or 30 days after receiving the Detail Reports from WFHC, whichever is later. If ORTHO disputes a Detail Report, no payment needs to be made with respect to the disputed Details until the dispute is resolved pursuant to the audit provision in Section 4.5. Payment will be made with respect to all undisputed Details.

        6.2 ORTHO-PREFEST(TM) ROYALTY. The royalty for ORTHO-PREFEST(TM) for calendar year 2000 shall be calculated as described herein. Forty-five days after the end of each calendar quarter, ORTHO will determine the total number of prescriptions written for ORTHO-PREFEST(TM) by Initial PREFEST Physicians (for the 1st and 2nd calendar quarters of 2000) and by Revised PREFEST Physicians (for the 3rd and 4th calendar quarters of 2000) during the preceding calendar quarter by WFHC Called on Physicians using data from the IMS auditing service ("Total WFHC PREFEST Prescriptions or "P"). The ORTHO-PREFEST(TM) Net Sales Price ("N") will be the forecasted net price per prescription as used in ORTHO's annual business plan forecast. This Net Sales Price N may be adjusted in periodic business plan adjustments during the year.

             The following formula will be used to calculate the PREFEST Royalty
(T1) owed to WFHC for the preceding quarter.

                                T(1) = P X N X R

             wherein

             T(1) equals the total royalty due to WFHC for the quarter;

             P equals the total PREFEST Prescriptions written by Initial PREFEST Physicians (for the 1st and 2nd calendar quarters of 2000) and by Revised PREFEST Physicians (for the 3rd and 4th calendar quarters of 2000) Detailed by the WFHC Sales Force as defined above;

             N equals the ORTHO-PREFEST(TM) Net Sales Price as defined above;
and

             R equals the applicable royalty rate of 5%.

             Payments under this Section 6.2 shall be made as follows:

             For the 1st and 2nd calendar quarters of 2000, 15 days after the Effective Date and;

             For the 3rd and 4th calendar quarters of 2000, 45 days after the end of the quarter.

        6.3 INCENTIVE PLAN. WFHC agrees to implement a bonus and incentive plan for the 4th quarter of 2000 in accordance with Exhibit A, attached hereto.

        6.4 LAUNCH MEETING COSTS. WFHC shall pay ORTHO the sum of $247,617 for ORTHO-PREFEST(TM) Launch Meeting costs. The Parties agree that such payment is in full satisfaction and settlement of all of WFHC's liabilities and obligations in connection with such Launch Meeting costs. This amount shall be offset against the payments due to WFHC from ORTHO hereunder.

        6.5 AUDIT. The Parties shall keep accurate records of all data used for the purpose of making the payments provided herein, which shall contain sufficient detail to permit a determination of the accuracy of the reports. Either Party, by and through its authorized third party representatives, shall have the right, at its own expense and upon reasonable notice, to audit all of the relevant books and records of the other Party that are directly related to the promotion, Detailing and/or sale of ORTHO-PREFEST(TM) in order to determine the accuracy of the quarterly reports and to verify the computation of amounts due and owing, subject to the following, unless for good cause shown:

                (a) Such audit will be limited to the period of three (3) years following termination or expiration of this Agreement (or such longer period as such records may be required to be available by law or regulation);

                (b) No period of time shall be audited more than once; and

                (c) No audit shall be requested more than once in any twelve
                (12) month period.

        6.6 OBJECTIONS. All reports and all information contained therein provided to a Party pursuant to this Article VI shall be deemed conclusive and binding upon such Party unless written objection shall be lodged with the other Party within one (1) year from the date of such report, except that objections discoverable only upon audit shall be reserved for a period of three (3) months after completion of an audit in which the facts giving rise to the objection are discovered, regardless of when the audit is performed.

        6.7 OVERDUE PAYMENTS. In the event any payment due hereunder is not made when due, the payment shall accrue interest (beginning on the date such payment is due) calculated at the rate of one percent (1.0%) per month and such payment when made shall be accompanied by all interest so accrued.

        6.8 NETTING. Any payments owed to WFHC by ORTHO under this Agreement, as of the end of the 3rd calendar quarter of 2000 will be netted against amounts owed ORTHO by WFHC under (i) the ORTHO-EST(R) Asset Transfer & Supply Agreement between WFHC and ORTHO having the same effective date as this Agreement, and
(ii) the Distribution Agreement, as of the end of the 3rd calendar quarter of 2000.

                                  ARTICLE VII.
                                SAMPLING PROGRAM

        7.1 SAMPLES. ORTHO shall provide WFHC with samples, in amounts consistent with the amounts it provides to the ORTHO Sales Force promoting ORTHO-PREFEST(TM) at no cost, according to the Marketing Plan, which will recite how many samples will be distributed, when and where. At the end of the Term, samples and sales aids will be returned to ORTHO in accordance with established practices.

        7.2 COMPLIANCE WITH LAW. All activities in connection with the distribution of samples shall be conducted in a manner which conforms to (a) the Marketing Plan and (b) the Prescription Drug Marketing Act of 1987, as may be amended from time to time, and applicable state laws and regulations. Each Party shall be responsible for compliance with the Prescription Drug Marketing Act of 1987, as may be amended from time to time.



                                  ARTICLE VIII.
                                MEDICAL EDUCATION

        8.1 NEW PROGRAMS. Under the Original Agreement, ORTHO agreed to pay WFHC $6,800,000 plus up to 5% management fee to be used for Medical Education Program(s) directed to ORTHO-PREFEST(TM) using providers selected by WFHC. This financial commitment by ORTHO is hereby changed to $6,627,857, which as of the Effective Date represents moneys already paid (including a management fee of $125,000 already paid) or committed to be paid, plus an additional $1,000,000 to be used by WFHC for the Medical Education Program set forth on Exhibit B. The Medical Education Program shall be conducted as set forth in Exhibit B and must be substantially completed during calendar year 2000. Programs not begun and substantially completed in 2000 will not be reimbursed, thereby reducing the $1,000,000 commitment accordingly.

             The additional $1,000,000 shall be paid as follows:

             1/3 upon the execution of the Agreement between WFHC and the provider of the medical education program;

             1/3 upon the start of the Medical Education Program; and

             1/3 upon substantial completion of the Medical Education Program, which must occur prior to December 31, 2000, or such 1/3 payment will not be made.

        8.2 INDEMNIFICATION. WFHC agrees to indemnify and hold harmless ORTHO against any claims by the provider identified on Exhibit C relating to non-payment of such provider's invoices to WFHC for services rendered under prior medical education programs conducted in connection with ORTHO products.

                                   ARTICLE IX.
                    REPRESENTATION, WARRANTIES AND COVENANTS

        9.1 FDA APPROVAL. ORTHO represents and warrants to WFHC that the data submitted to the FDA in support of the approval of ORTHO-PREFEST(TM) in the Territory is complete and accurate in all material respects.

        9.2 LABELING. ORTHO covenants that ORTHO-PREFEST(TM) labeling and the related sales, advertising, promotional and training materials provided to WFHC by ORTHO (except for any such materials provided in accordance with specifications provided by WFHC, with respect to which WFHC provides the same covenant) shall conform to the FDA approved labeling for ORTHO-PREFEST(TM) and will comply with all applicable laws and regulations.

        9.3 MANUFACTURE. ORTHO covenants that it shall manufacture ORTHO-PREFEST(TM) in accordance with the provisions of the Federal Food, Drug and Cosmetic Act and the FDA's Current Good Manufacturing Practices and regulations promulgated thereunder, relating to the manufacture of pharmaceutical products.

        9.4 WFHC SALES FORCE. WFHC covenants that it shall deploy the WFHC Sales Force to Co-Promote ORTHO-PREFEST(TM) in the Primary Position.

                                   ARTICLE X.
                                 INDEMNIFICATION

        10.1 ORTHO AND WFHC. ORTHO and WFHC shall each indemnify and hold harmless the other Party and their officers, directors, agents, employees and Affiliates against and from any and all claims, suits, judgments, expenses (including reasonable attorney fees), losses, liabilities and damages (collectively, "Indemnification Claims" or "Claims") which the other Party may incur or suffer which arise out of or are based upon (i) the material default by such Party in the performance of any obligation of or agreement made by such Party in this Agreement or the material breach of any warranty, representation, or agreement made by such Party in this Agreement, (ii) the acts or omissions to act of the agents, servants or employees of such Party related to their obligations under or actions taken pursuant to this Agreement, including, without limitation, acts or omissions to act which are: (a) intentional misconduct or negligent acts or omissions to act or (b) outside of the scope of the permissible conduct of such agents, servants or employees as required in view of the terms of this Agreement, FDA approval of ORTHO-PREFEST(TM), or any rules or regulations of the FDA or any other governmental agency, authority or entity, including, but not limited to, making claims for ORTHO-PREFEST(TM) beyond the approved labeling, failing to provide the approved package insert as may be required with ORTHO-PREFEST(TM) or recommending use in non-indicated patients; and (iii) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and legal and other expenses incident to any of the foregoing.

        10.2 ORTHO. ORTHO further agrees to defend, indemnify and hold harmless WFHC, its officers, directors, agents, employees and Affiliates, from and against (i) all claims, monetary judgments, assessed damages and reasonable attorney fees incurred by or assessed against WFHC for activities prior to any termination of this Agreement on account of any claim that the manufacture, use or sale of ORTHO-PREFEST(TM) in the Territory infringes the patent, trademark or other intellectual property right of any third party, or (ii) any Claims on account of personal injuries (including death) or product liability claims or other loss or damage to third parties resulting from or relating to the manufacture, labeling, sale or use of ORTHO-PREFEST(TM), unless and to the extent such loss or damage was primarily due to the negligence, recklessness or willful misconduct of WFHC (whether committed by affirmative act or by omission).

        10.3 PROCEDURE. The Party seeking indemnification (the "Indemnified Party") shall inform the other Party promptly of any such Indemnifiable Claim which is brought against it and shall, to the extent such Indemnifiable Claim is brought by a third party, at the other Party's request, cooperate fully with the other Party in defending such Indemnifiable Claim. The Indemnified Party, at its expense, shall have the right to advise and consult on and participate in any related suit or proceeding, subject to the ultimate control of the Indemnifying Party. The other Party ("Indemnifying Party") shall have full control over the suit or proceedings, including the right to settle, through counsel of its choice who is reasonably acceptable to the Indemnified Party; provided, however, the Indemnifying Party will not, absent the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to the entry of any judgement or enter into any settlement that (1) provides for any relief other than the payment of monetary damages for which the Indemnifying Party shall be solely liable and (2) where the claimant or plaintiff does not release the Indemnified Party from all liability in respect thereof. If the Indemnifying Party declines to accept control of the defense of such claim or action, the Indemnified Party may retain counsel at the expense of the Indemnifying Party and control the defense of the claim or action, provided that the claim or action may not be settled by the Indemnified Party without the approval of the Indemnifying Party, which approval shall not be unreasonably withheld or delayed. If the Indemnifying Party elects to assume the defense of any claim or action, such party shall not settle the same without the consent of the Indemnified Party if such settlement would impose any monetary or other material obligation or burden on the Indemnified Party or require the Indemnified Party to submit to a temporary restraining order or an injunction or otherwise limit the Indemnified Party's rights under this Agreement. Any payment made by the Indemnifying Party to settle any such claim or action shall be at its own cost and expense.

        10.4 INSURANCE. WFHC agrees to maintain (a) workers' compensation insurance for all of its employees, the limits of which shall be statutory, and
(b) commercial general liability and automobile insurance with limits of not less than $5,000,000 and $1,000,000, per occurrence, respectively.

                                   ARTICLE XI.
                                 CONFIDENTIALITY

        11.1 CONFIDENTIAL INFORMATION. Except to the extent expressly authorized by this Agreement or otherwise agreed to by the Parties in writing, the Parties agree that, during the Term and for five (5) years thereafter, the receiving party shall keep strictly confidential and shall not publish or otherwise disclose or use in any way or for any purpose other than as provided for in this Agreement any information marked as confidential by the providing Party ("Confidential Information") furnished to it by the other Party pursuant to this Agreement, except to the extent that the receiving party can establish by competent evidence that such Confidential Information:

                (a) is already lawfully known to the recipient at the time of disclosure as documented by recipient; or

                (b) is or becomes generally available to the public other than through any act or omission of the recipient in breach of this Agreement; or

                (c) is acquired by the recipient from a third party having, to recipient's best knowledge, the lawful right to disclose same; or

                (d) is required by law to be disclosed; or

                (e) is required to be disclosed in order to exercise rights granted or retained pursuant to this Agreement, provided that any such disclosure will be subject to use and disclosure restrictions similar to those provided herein.

Each Party shall use the same efforts to keep secret and prevent the disclosure of such Confidential Information to parties, other than its agents, officers, employees and representatives authorized to receive such Confidential Information and who are bound by use and disclosure restrictions similar to those provided herein, as it would use with respect to is own confidential and proprietary information. Confidential Information shall remain the sole and absolute property of the disclosing party, subject to the rights granted herein.

        11.2 RETENTION OF CONFIDENTIAL INFORMATION. In the event this Agreement is terminated for any reason by either Party, or expires, as provided herein, each Party agrees to return to the other, and thereafter refrain from using, all Confidential Information given to it by the other Party, provided that each party may retain one copy of such information in its law department files solely for evidentiary purposes. All provisions of this Section shall survive the expiration or termination of this Agreement.

        11.3 PRIOR NOTICE. If a receiving party is required by law or rules or regulations of any governmental agency or authority or any stock exchange to disclose Confidential Information of the disclosing party, the receiving party shall, prior to making any such disclosure, give the disclosing party sufficient advance written notice to permit the disclosing party to seek a protective order or other similar protection with respect to such Confidential Information, and thereafter shall disclose only the minimum information which, in the opinion of its counsel, is required to be disclosed in order to comply with the legal requirements imposed on such party, whether or not a protective order or other similar protection is obtained, and to the extent possible, only under conditions of confidentiality.

                                  ARTICLE XII.
                            TRADEDRESS AND PACKAGING

        12.1 TRADEMARK. Only ORTHO's Trademark and logo will appear on any Product and packaging. Both ORTHO's and WFHC's Trademarks and logos will appear on all jointly used printed promotional materials. Neither Party shall acquire any rights in the other Party's name or logo on account of the use thereof pursuant to this Agreement. Neither Party shall use the other Party's trademark or logo on any promotional, educational and/or training materials without the consent of the other Party.

                                  ARTICLE XIII.
                                TERM-TERMINATION

        13.1 INITIAL TERM. This Agreement shall remain in effect until December 31, 2000, at which time it shall terminate, unless earlier terminated by either Party in accordance with Sections 13.2 or Section 13.3.

        13.2 OPTION TO TERMINATE.

                (a) Notwithstanding any provision herein to the contrary, ORTHO shall have the right, at its sole option, to terminate this Agreement as follows:

                        (i) upon not less than thirty (30) days' advance written notice to WFHC in the event there is a change of control of WFHC (a "change of control" shall be deemed to have occurred if any third party that is not an Affiliate of WFHC (A) acquires a majority of the shares of WFHC or a right to control the voting of a majority of WFHC shares, or (B) acquires sufficient shares or the right to control the votes of sufficient shares to enable such third party to designate or elect a majority of WFHC's Board of Directors); or

                        (ii) immediately if ORTHO loses applicable regulatory or marketing approval for ORTHO-PREFEST(TM) in the Territory ; or

                        (iii) upon 30 days advance written notice if Mr. Edward Calesa is no longer associated with WFHC (other than as a result of death or disability).

                (b) Notwithstanding any provision herein to the contrary, WFHC shall have the right, at its sole option, to terminate this Agreement if ORTHO loses applicable regulatory or marketing approval for ORTHO-PREFEST(TM) in the Territory.

        13.3 TERMINATION FOR EVENT OF DEFAULT. Notwithstanding Section 13.1, either Party may, in addition to exercising any other available legal or equitable rights or remedies, terminate this Agreement, effective immediately upon the expiration of any applicable cure period, upon the occurrence of an Event of Default (as defined below) with respect to the other Party. The term "Event of Default" with respect to a Party means the occurrence of any of the following events:

                (a) Except as provided in Section 13.3(b) below, the failure of a Party to comply with or perform any material non-monetary provision of this Agreement, and such failure remains uncured for sixty (60) days following written notice of such failure (if such default is cured within the cure period, such written notice shall be null and void), provided that, if the defaulting party can establish to the reasonable satisfaction of the other party that it is diligently and actively pursuing a cure at the expiration of the cure period, and that the default is reasonably capable of being cured, then the cure period shall be extended for so long as a cure is being diligently and actively pursued, not to exceed 120 days in the aggregate.

                (b) The failure of a Party to comply with or perform any material monetary provision of this Agreement, and such failure remains uncured for thirty (30) days following written notice of such failure (if such default is cured within such period, such written notice shall be null and void).

                (c) A Party (i) admits in writing its inability to pay its debts as they mature, (ii) is the subject of a voluntary or involuntary petition in bankruptcy or of any other proceeding under bankruptcy, insolvency or similar laws which, if involuntary, is not dismissed within sixty (60) days of the date filed, (iii) makes an assignment for the benefit of creditors,
                (iv) is named in, or its property is subject to, a suit for the appointment of a receiver which is not dismissed within sixty
                (60) days of the date filed, or (v) is dissolved or liquidated.

        13.4 EFFECT OF TERMINATION.

                (a) Upon termination or expiration of this Agreement, neither WFHC nor its Affiliates shall thereafter have any further rights to market, Detail, promote or sell ORTHO-PREFEST(TM), except as otherwise specifically provided herein.

                (b) Termination or expiration of this Agreement shall not operate to release any Party from any obligation or liability incurred under the terms of this Agreement prior to or upon termination or expiration of this Agreement, including the payment of any amounts due but unpaid by one Party to the other, or from any obligations provided for in this Agreement which survive termination of this Agreement.

                                  ARTICLE XIV.
                          INTELLECTUAL PROPERTY RIGHTS

        14.1 RIGHTS. WFHC acknowledges that ORTHO and/or its Affiliates owns and retains all proprietary and property interests and rights in (a) all Trademarks, patents, copyrights or other property rights regarding ORTHO-PREFEST(TM), including, but not limited to, all regulatory filings and approvals relating to ORTHO-PREFEST(TM), and (b) all supporting sales and promotional material. WFHC also acknowledges that no right or license is granted to WFHC hereunder with respect to (a) and (b) above, except for the right to use such materials in the Detailing and promotion of ORTHO-PREFEST(TM) in accordance with the terms of this Agreement.

        14.2 INFRINGEMENT. WFHC shall advise ORTHO promptly upon its becoming aware of any infringement by a third party of any patent or Trademark related to ORTHO-PREFEST(TM). ORTHO may take such commercially reasonable action as may be required to restrain or otherwise prevent such infringement. WFHC shall reasonably cooperate with and as requested by ORTHO, at ORTHO's sole cost and expense, in ORTHO's attempt to restrain such infringement.

                                   ARTICLE XV.
                               DISPUTE RESOLUTION

        15.1 INITIAL RESOLUTION. In the case of any disputes between the Parties arising from this Agreement, and in case this Agreement does not provide a solution for how to resolve such disputes, the Parties shall discuss and negotiate in good faith a solution acceptable to both Parties and in the spirit of this Agreement. If after negotiating in good faith pursuant to the foregoing sentence, the Parties fail to reach agreement, then the President of ORTHO and the President of WFHC shall discuss in good faith an appropriate resolution to the dispute. If these executives fail, after good faith discussions, to reach an amicable agreement, then either Party may pursue any remedies available to such Party at law or in equity.

                                  ARTICLE XVI.
                                  MISCELLANEOUS

        16.1 INDEPENDENT CONTRACTOR. The cooperation between the Parties as set forth in this Agreement will not constitute, nor be construed as constituting, a partnership or a relationship of agent and principal. Neither Party shall, under any circumstance, act as, or represent itself to be, a partner, agent or a representative of the other. Neither Party shall have any responsibility for the firing, compensation, or employee benefits of the other Party's employees. No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose a contractual or other liability on the other Party without said Party's prior authorized written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the legal relationship of the Parties under this Agreement shall be that of independent contractors.

        16.2 NOTICE. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given when personally delivered, telecommunicated (with confirmation), delivered by overnight courier or mailed prepaid first class registered or certified mail and addressed to the Party for whom it is intended at its record address, and such notice shall be effective upon receipt, if delivered personally, telecommunicated, or by overnight courier, or shall be effective five (5) days after it is deposited in the mail, if mailed. The record addresses and facsimile number of the Parties are set forth below:

                  If to WFHC:               Women First HealthCare, Inc.
                                            12220 El Camino Real
                                            Suite 400
                                            San Diego, CA. 92130
                                            Attn:  President
                                            Facsimile No.:  (858) 509-3888
                                            Phone No.:  (858) 509-1171

                  If to ORTHO:              Ortho-McNeil Pharmaceutical, Inc.
                                            U.S. Route #202 South
                                            Raritan, NJ  08869-0602
                                            Attn:  President
                                            Facsimile No.:  (908) 707-9757


                  with a copy:              Johnson & Johnson
                                            One Johnson & Johnson Plaza
                                            New Brunswick, NJ  08933
                                            Attn:  Office of General Counsel
                                            Facsimile No.:  (732) 524-2788

Any Party, at any time, may change its previous record address or facsimile number by giving written notice of the change to the other Party as herein provided.

        16.3 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party; provided, however, that the Party claiming force majeure has exerted all reasonable efforts to avoid such force majeure and has given prompt notice to the other Party of any such force majeure. The Party giving such notice shall be excused from such of its obligations hereunder as it is disabled from performing for so long as it is so disabled; provided, however, that Party commences and continues to take reasonable and diligent actions to cure or remedy such force majeure. In the event of any such force majeure event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event. Force majeure shall not include a Party's failure to perform any obligation under this Agreement as a result of any Year 2000 Problem or any failure to meet its Detail commitment. The Term shall not be extended by any force majeure event.

        16.4 ASSIGNMENT. This Agreement shall not be assigned by either Party without the written consent of the other Party, except that this Agreement may be assigned in whole or in part to any Affiliate of a Party, provided that (i) the assigning Party remains obligated for its Affiliate's performance of this Agreement, and (ii) the assigning Party provides prior written notice to the other Party of the anticipated assignment. Either Party may assign this Agreement to any party succeeding (by sale, merger, reverse merger or otherwise) to substantially all of the business and operations of such Party subject to the other Party's right to terminate this Agreement pursuant to Article 13.

        16.5 MODIFICATION. No modification or amendment hereof shall be valid or binding upon the Parties hereto unless made in writing and duly executed on behalf of both of the Parties.

        16.6 WAIVERS. Failure of a Party to insist upon the strict performance of any provision hereof or to exercise any right or remedy shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default.



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        16.7 GOVERNING LAW. This Agreement shall be construed and the legal relations between the Parties hereto determined in accordance with the laws of the State of New York without regard to what laws might otherwise govern under applicable principles of conflict or choice of law.

        16.8 PUBLIC DISCLOSURE. Neither Party shall originate any publicity, news release or public announcements, written or oral, whether to the public or press, stockholders or otherwise, relating to this Agreement, including its existence, the subject matter to which it relates, performance under it or any of its terms, to any amendment hereto or performances hereunder without the prior written consent of the other Party, save only such announcements that are required by law to be made or that are otherwise agreed by the Parties. Such announcements shall be brief and factual. If a Party decides to make an announcement required by law, it will give the other Party at least ten (10) business days advance notice, where possible, of the text of the announcement so that the other Party will have an opportunity to comment upon the announcement. To the extent that the receiving Party reasonably requests that any information in the materials proposed to be disclosed or deleted, the disclosing Party shall request confidential treatment of such information pursuant to Rule 406 of the Securities Act of 1933 or Rule 24b-2 of the Securities Exchange Act of 1934 as amended, as applicable (or any other applicable regulation relating to the confidential treatment of information) so that there be omitted from the materials that are publicly filed any information that the receiving Party reasonably requests to be deleted, unless in the opinion of the disclosing Party's legal counsel such Confidential Information is legally required to be fully disclosed. A Press Release approved by the Parties with respect to the signing of this Agreement is attached hereto as Exhibit D.

        16.9 PERFORMANCE BY AFFILIATES. Any Party hereto may satisfy any of its obligation hereunder through any of its Affiliates; provided, however, that each Party guarantees the performance at all times of any of such Party's obligations so delegated pursuant to this Section.

        16.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties relating to the subject matter covered herein and supersedes all prior oral or written agreements. No covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, exist between the Parties other than as set forth herein.

        16.11 LIMITATION OF LIABILITY. Except with respect to the Parties' respective indemnification obligations for third party claims pursuant to Sections 10.1 and 10.2, the Parties expressly agree that, with respect to any claim by either ORTHO or WFHC against the other arising out of any breach of this Agreement, the liability of the breaching Party to the non-breaching party for such breach shall be limited under this Agreement or otherwise at law or equity to direct money damages only, and in no event shall a Party be liable to the other for indirect, incidental, punitive, exemplary or consequential damages, even if advised of the possibility of the same.

        16.12 BINDING AGREEMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of the Parties hereto.

        16.13 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalid or unenforceable provision shall not affect the validity of the


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remaining provisions. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law unless such modification would render such provision inconsistent with the intent of the Parties.

        16.14 CAPTIONS. All captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

        16.15 SURVIVAL. The provisions of Sections 6.1, 6.2 (with respect to unpaid amounts), 6.5 and Articles 10, 11 and 15 and the definitions of Article 1 of this Agreement shall survive the termination or expiration of this Agreement for a period of five (5) years after such termination or expiration. The provisions of this Agreement that do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting, the rights and obligations of the Parties hereto with regard to any dispute, controversy or claim that may arise in connection with this Agreement.

        16.16 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, and may be executed by facsimile. All counterparts shall collectively constitute one and the same agreement.

        16.17 REMEDIES NOT EXCLUSIVE. Except as specifically provided herein, the remedies under this Agreement shall be cumulative and not alternative, and the election of one remedy for a breach shall not preclude pursuit of other remedies.

                         (NO FURTHER TEXT ON THIS PAGE)



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             IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the Effective Date.

ORTHO-MCNEIL

PHARMACEUTICAL, INC.                   WOMEN FIRST HEALTHCARE, INC.

By:                                    By:

President                              President:  Edward F. Calesa

Date:                                  Date:



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